Exhibit (d)(11)

EXECUTION VERSION

ROLLOVER AGREEMENT

This ROLLOVER AGREEMENT (this “Agreement”) is made and entered into as of __________, 2014, by and between Healthy Harmony Holdings, L.P., a Cayman Islands limited partnership (“Parent”), and __________ (together with his or her heirs, beneficiaries, executors, successors and permitted assigns, a “Rollover Stockholder”, and together with Parent, the “parties”).

WITNESSETH:

WHEREAS, on April 18, 2014, Parent, Healthy Harmony Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Chindex International, Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated Agreement and Plan of Merger, which was subsequently amended on August 6, 2014 (as it may be further amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) with the Company continuing as the surviving corporation of the Merger;

WHEREAS, as of the date hereof Rollover Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the number of shares of common stock of the Company, par value $0.01 per share (the “Shares”), set forth opposite the name of Rollover Stockholder on Schedule A hereto; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, Rollover Stockholder desires to contribute the Shares set forth opposite the name of Rollover Stockholder on Schedule A hereto to Parent in exchange for such number of newly issued limited partnership interests of Parent (the “Parent Interests”) set forth opposite the name of Rollover Stockholder on Schedule A hereto.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1.            Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a)          “Agreement” shall have the meaning set forth in the preamble.

(b)          “Company” shall have the meaning set forth in the recitals.

(c)          “Contribution Closing” shall have the meaning set forth in Section 3(c) hereof.

(d)          “DGCL” means the Delaware General Corporation Law.

(e)          “Encumbrance” shall have the meaning set forth in Section 6(a) hereof.

(f)          “Exchange Act” shall have the meaning set forth in the recitals.

(g)          “Expiration Date” shall mean the earliest to occur of (i) solely with respect to Rollover Stockholder’s obligations under Section 2 hereof, the Effective Time, (ii) the date and time the

Merger Agreement is terminated in accordance with its terms and provisions, and (iii) the effectiveness of a mutual written agreement of the parties hereto to terminate this Agreement.

(h)          “Merger” shall have the meaning set forth in the recitals.

(i)          “Merger Agreement” shall have the meaning set forth in the recitals.

(j)          “Merger Sub” shall have the meaning set forth in the recitals.

(k)          “parties” shall have the meaning set forth in the preamble.

(l)          “Parent” shall have the meaning set forth in the preamble.

(m)          “Parent Interests” shall have the meaning set forth in the recitals.

(n)          “Proxy” shall have the meaning set forth in Section 2(b) hereof.

(o)          “Rollover Stockholder” shall have the meaning set forth in the preamble.

(p)          “Securities Act” shall have the meaning set forth in Section 6(a) hereof.

(q)          “Share Documents” shall have the meaning set forth in Section 3(d) hereof.

(r)          “Shares” shall have the meaning set forth in the recitals.

(s)          “Transfer” A Person shall be deemed to have effected a “Transfer” of a Share if such Person directly or indirectly (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers, tenders or otherwise disposes of such Share or any interest in such Share in any manner, for or without consideration, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of, tender of or other disposition of such Share or any interest therein in any manner, for or without consideration, provided, that, for the avoidance of doubt, “Transfer” does not include granting a proxy or voting or consent instructions with respect to any matter other than those specified in clauses (x) and (y) of Section 2(a)(ii).

2.            Agreement to Vote Shares; Irrevocable Proxy.

(a)          At every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, Rollover Stockholder (in his or her capacity as such), to the extent not so voted by the Person(s) appointed under a Proxy, shall, or shall cause the holder of record on any applicable record date to, (i) in the case of a meeting, appear at such meeting or otherwise cause the Shares to be counted as present for purposes of calculating a quorum and (ii) vote all Shares as to which Rollover Stockholder has sole or shared voting power and is entitled to vote or act by written consent:

(x)          in favor of (A) the approval and adoption of the Merger Agreement, the approval of the Merger and the other transactions contemplated by the Merger Agreement and any other matter that must be approved by the stockholders of the Company in order for the transactions contemplated by the Merger Agreement to be consummated and (B) any adjournment, recess, delay or postponement recommended by the Company (and not publicly opposed by Parent) with respect to any stockholder meeting with respect to the Merger Agreement and the Merger; and

(y)          against any of the following actions and matters (other than those in furtherance of the Merger and the Merger Agreement): (A) any Alternative Proposal with respect to the Company, (B) any adjournment, recess, delay or postponement of any stockholder meeting with respect to the Merger Agreement and the Merger publicly opposed by Parent, or (C) any other action or matter that (1) would reasonably be expected to materially impede, interfere with, delay, postpone, discourage or adversely affect the timely consummation of the Merger or any other transactions contemplated by the Merger Agreement or (2) would reasonably be expected to result in a material breach of any covenant, representation or warranty, or any other obligation or agreement of the Company under the Merger Agreement.

Rollover Stockholder shall retain at all times the right to vote his or her Shares in his or her sole discretion and without any other limitation on those matters other than those set forth in clauses (x) and (y) above that are at any time or from time to time presented for consideration to the Company’s stockholders. For the avoidance of doubt, clauses (x) and (y) of this Section 2(a)(ii) shall not apply to votes, if any, solely on the election or removal of directors as recommended by the Company Board (provided, that such recommendation is not in violation of the terms of the Merger Agreement).

(b)          In furtherance of the agreements herein and concurrently with the execution of this Agreement, Rollover Stockholder has delivered to Parent a proxy in the form attached hereto as Exhibit A (a “Proxy”), which shall be irrevocable to the fullest extent permissible by Law, with respect to all of Rollover Stockholder’s Shares.

(c)          Rollover Stockholder has taken all action necessary to revoke any previously granted proxies in respect of his or her Shares and no subsequent proxies in respect of any matters set forth in Section 2(a) will be given during the term of this Agreement.

(d)          Rollover Stockholder hereby acknowledges that the Proxy is given in connection with, and in consideration of, the execution of the Merger Agreement by Parent, and that such irrevocable proxy is given to secure the performance of the duties of Rollover Stockholder under this Agreement. Rollover Stockholder hereby further acknowledges that the Proxy is coupled with an interest sufficient in Law to support an irrevocable power and may under no circumstances be revoked. Such Proxy was executed by Rollover Stockholder on the date of this Agreement and is intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL until the termination of this Agreement in accordance with its terms. The vote of Parent (or its designee) as proxyholder shall control in any conflict between the vote by such proxyholder of Rollover Stockholder’s Shares and a purported vote by Rollover Stockholder of such Shares.

(e)          Rollover Stockholder hereby agrees that he or she shall not, and shall cause each of his or her controlled Affiliates not to, become a member of a “group” (as that term is used in Section 13(d) of the Exchange Act) (other than as a result of entering into this Agreement) with respect to any Shares or any other securities of the Company for the purpose of opposing the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement, or soliciting, initiating, or knowingly encouraging or facilitating the submission of, any Alternative Proposal.

(f)          Rollover Stockholder shall not enter into any agreement with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 2.

3.            Contribution and Rollover of the Shares.

(a)          Contribution of the Shares. Subject to the conditions set forth herein, Rollover Stockholder shall contribute, assign, transfer and deliver to Parent the Shares held by him or her in the amount set forth opposite the name of Rollover Stockholder on Schedule A hereto, free and clear of any Encumbrance. The contribution of such Shares to Parent is intended by Rollover Stockholder to be treated as a tax-free contribution under section 721 of the Code.

(b)          Issuance of the Parent Interests. As consideration for the contribution, assignment, transfer and delivery of the Shares to Parent pursuant to Section 3(a), at the Contribution Closing (as defined below), Parent shall issue the Parent Interests in the name of Rollover Stockholder (or, if designated by Rollover Stockholder in writing, in the name of an Affiliate of Rollover Stockholder) in the amount set forth opposite the name of Rollover Stockholder on Schedule A. Rollover Stockholder hereby acknowledges and agrees that (i) delivery of such Parent Interests shall constitute complete satisfaction of all obligations towards or sums due to Rollover Stockholder by Parent with respect to the applicable Shares being contributed, assigned, transferred or delivered, and (b) on receipt of such Parent Interests, Rollover Stockholder shall have no right to any Merger Consideration with respect to the Shares contributed to Parent by Rollover Stockholder.

(c)          Closing. Subject to the satisfaction in full (or waiver) of all of the conditions set forth in Sections 7.1 and 7.2 of the Merger Agreement (other than conditions that by their nature are to be satisfied at the Closing), the closing of the contribution and exchange contemplated hereby (the “Contribution Closing”) shall take place on a date mutually agreed by the parties not later than one (1) Business Day prior to the Closing.

(d)          Deposit of the Shares. No later than five (5) Business Days prior to the date of the Contribution Closing, Rollover Stockholder and any agent of Rollover Stockholder holding certificates evidencing any Shares shall deliver or cause to be delivered to Parent all certificates representing the Shares as set forth on Schedule A hereto in such Persons’ possession, (i) duly endorsed for transfer or (ii) with executed stock powers, both reasonably acceptable in form to Parent and sufficient to transfer such shares to Parent, for disposition in accordance with the terms of this Agreement (the “Share Documents”). The Share Documents shall be held by Parent or any agent authorized by Parent until the Contribution Closing.

(e)          Irrevocable Election. The execution of this Agreement by the Rollover Stockholders evidences, subject to Section 10 of this Agreement, the irrevocable election and agreement by Rollover Stockholder to contribute the Shares as set forth in Schedule A hereto in exchange for the Parent Interests at the Contribution Closing on the terms and conditions set forth herein.

4.            Transfer of the Shares; New Shares.

(a)          In furtherance of the foregoing covenants, Rollover Stockholder covenants and agrees that from the date of this Agreement until the Expiration Date, Rollover Stockholder shall not (i) Transfer (or cause or permit the Transfer of) any Shares (or enter into any Contract relating to the Transfer of any Shares) or any right, title or interest thereto or therein, (ii) deposit (or cause or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement with respect to any Shares or take any similar action in contravention of the obligations of Rollover Stockholder under this Agreement, (iii) knowingly take any action that would make any representation or warranty of Rollover Stockholder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling, or delaying Rollover Stockholder from performing any of his or her obligations under this Agreement, or (iv) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iii). This Section 4 shall not prohibit a Transfer of the Shares by Rollover Stockholder to any member of Rollover Stockholder’s immediately family, or to a trust for the benefit of Rollover Stockholder or any member of Rollover Stockholder’s immediate family, or to an Affiliate of Rollover Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement. Any Transfer, or purported Transfer, of the Shares in breach or violation of this Agreement shall be void and of no force.

(b)          Rollover Stockholder covenants and agrees that he or she shall promptly (and in any event within forty-eight (48) hours) notify Parent of any new Shares with respect to which beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) is acquired by Rollover Stockholder, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such Shares, or upon exercise or conversion of any securities of the Company, if any, after the date of this Agreement. Any such Shares shall automatically become subject to the terms of this Agreement and Schedule A shall be deemed amended accordingly.

5.            Agreement Not to Exercise Appraisal Rights. Rollover Stockholder shall not exercise, and hereby irrevocably and unconditionally waives, any statutory rights (including under Section 262 of the DGCL) to demand appraisal of any Shares that may arise in connection with the Merger or the Merger Agreement.

6.            Representations and Warranties of Rollover Stockholder. Rollover Stockholder hereby represents and warrants to Parent and solely as to himself or herself and his or her Shares, as follows:

(a)          Ownership. Rollover Stockholder (i) is the sole beneficial owner of, and has good, valid and marketable title to, the Shares set forth opposite Rollover Stockholder’s name on Schedule A hereto, free and clear of any and all liabilities, liens, claims, security interests, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances whatsoever on title, transfer, or exercise of any rights of a stockholder in respect of such Shares (collectively, “Encumbrances”) except for restrictions on Transfer under the Securities Act of 1933, as amended (the “Securities Act”), other applicable Laws or Encumbrances arising hereunder; (ii) does not own as of the date hereof, of record or beneficially, any shares of capital stock of the Company (or rights to acquire any such shares) other than (x) Company Options and RSUs, and (y) the Shares set forth on Schedule A hereto; and (iii) has the right to vote, dispose of and exercise and holds power to issue instructions with respect to the matters set forth in Sections 2(a)(ii)(x) and 2(a)(ii)(y) hereof, sole power to demand appraisal rights and power to agree to all of the matters set forth in this Agreement with respect to all of Rollover Stockholder’s Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities Laws and the terms of this Agreement.

(b)          Power; Binding Agreement. Rollover Stockholder has the legal capacity and all requisite power and authority to execute and deliver this Agreement and the Proxy, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Rollover Stockholder of this Agreement and the Proxy and the consummation by Rollover Stockholder of the transactions contemplated hereby have been duly authorized and approved by Rollover Stockholder, and no other actions on the part of Rollover Stockholder are necessary to authorize the execution and delivery by Rollover Stockholder of this Agreement and the consummation by Rollover Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Rollover Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of Rollover Stockholder, enforceable against Rollover Stockholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar applicable Laws affecting or relating to creditors’ rights generally and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or Law).

(c)          No Conflicts. None of the execution and delivery by Rollover Stockholder of this Agreement, the performance by Rollover Stockholder of his or her obligations hereunder or the consummation by Rollover Stockholder of the transactions contemplated hereby will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or conflict with any Contract to which Rollover Stockholder is a party or by which Rollover Stockholder’s Shares are bound, or (ii) violate, or require any consent, approval, or notice under, any provision of any judgment, order or decree or any Law applicable to Rollover Stockholder or any of Rollover Stockholder’s Shares (other than filings required pursuant to the Exchange Act or similar Laws).

(d)          Absence of Litigation. There is no Proceeding pending or, to the knowledge of Rollover Stockholder, threatened against Rollover Stockholder in a writing delivered to Rollover Stockholder that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by Rollover Stockholder of his or her obligations under this Agreement.

(e)          Investment Purpose. Rollover Stockholder,

(i)          is acquiring the Parent Interests for investment for his or her own account and not with a view to, or for sale in connection with, any distribution thereof;

(ii)         either alone or together with his or her advisors, has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his or her investment in the Parent Interests and is capable, without impairing Rollover Stockholder’s financial condition, of bearing the economic risks of such investment, including the risk of the complete loss thereof, for an indefinite period of time;

(iii)        either alone or together with his or her advisors, has reviewed all documents provided to it in connection with the investment in the Parent Interests;

(iv)        either alone or together with his or her advisors, has been given the opportunity to examine all documents and to ask such questions as he or she has deemed necessary of, and to receive answers from, Parent and its representatives concerning the terms and conditions of the investment in the Parent Interests, the merits and risks of owning the Parent Interests and related matters and to obtain all additional information which Rollover Stockholder and his or her advisors deem necessary;

(v)         has been advised to discuss with his or her own counsel the meaning and legal consequences of Rollover Stockholder’s representations and warranties in this Agreement and the transactions contemplated hereby;

(vi)        has relied only on his or her own tax advisor and not Parent, the Company or any of their respective advisors, with respect to United States federal, state, local, foreign and other tax consequences arising from Rollover Stockholder’s acquisition, ownership and disposition of the Parent Interests;

(vii)       understands and acknowledges that the Parent Interests acquired hereunder are a speculative investment which involves a high degree of risk of loss of the entire investment therein; and

(viii)      understands and acknowledges that the issuance of the Parent Interests will not have been registered under the Securities Act or any other applicable securities Laws (including such Laws of jurisdictions other than the United States), and, therefore, after issuance such Parent

Interests cannot be sold except in compliance with the Securities Act, such other applicable securities or “blue sky” Laws and that, accordingly, it may not be possible for Rollover Stockholder to sell the Parent Interests in case of emergency or otherwise.

7.            Representations and Warranties of Parent. Parent hereby represents and warrants to Rollover Stockholder as follows:

(a)          Organization. Parent is an exempted limited partnership duly organized, validly existing and in good standing under the Laws of Cayman Islands and has the requisite power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Parent is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not constitute, individually or in the aggregate, a Parent Material Adverse Effect.

(b)          Power; Binding Agreement. Parent has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent of this Agreement, and the consummation by Parent of the transactions contemplated hereby, have been duly authorized and approved by Parent, and no other action on the part of Parent or its general or limited partners is necessary to authorize the execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, assuming due and valid authorization, execution and delivery of this Agreement by the other party hereto, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity.

(c)          No Conflicts. None of the execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby, and compliance by Parent with any of the terms and provisions of this Agreement, will (i) violate any provision of its organizational documents or (ii) (x) violate any Law applicable to Parent or any of its properties or assets or (y) violate, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Parent under any Contract to which Parent is a party, or by which Parent or any of its properties or assets may be bound or affected, except, in the case of clause (ii) above, for such violations, losses of benefits, defaults, events, terminations, rights of termination or cancellation, accelerations or Lien creations as would not constitute, individually or in the aggregate, a Parent Material Adverse Effect.

(d)          Issuance of the Parent Interests. The Parent Interests will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all Encumbrances, preemptive rights, rights of first refusal, subscription and similar rights (other than those arising under any agreements entered into at the Contribution Closing by Rollover Stockholder or any other stockholder of the Company) when issued.

8.            No Legal Actions. Rollover Stockholder agrees that he or she shall not, in his or her capacity as a stockholder of the Company, bring, commence, institute, maintain, prosecute or join any Proceeding, in Law or in equity, in any court or before any Governmental Entity, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or the Merger Agreement or (ii) alleges that the execution and delivery of this Agreement by Rollover Stockholder, and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Company Board, breaches any fiduciary duty of the Company Board or any member thereof.

9.            Further Assurances. Rollover Stockholder hereby covenants that, from time to time, Rollover Stockholder will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, such further acts, conveyances, transfers, assignments, powers of attorney and assurances necessary to convey, transfer to and vest in Parent, and to put Parent in possession of, all of the applicable Shares in accordance with the terms of this Agreement.

10.          Termination. This Agreement and the Proxy, and all rights and obligations of the parties hereunder and thereunder, shall terminate, shall be null and void and shall have no further force or effect from and after the Expiration Date, and upon such termination no party hereto shall have any further obligations or liabilities under this Agreement. Notwithstanding the foregoing, nothing set forth in this Section 10 shall relieve any party hereto from liability, or otherwise limit the liability of any party hereto, for any breach of this Agreement prior to such termination. This Section 10, Section 1 and Section 12 (as applicable) shall survive any termination of this Agreement. If for any reason the Merger contemplated by the Merger Agreement fails to occur but the Contribution Closing has already taken place, then Parent shall promptly return the Share Documents to Rollover Stockholder at his or her address set forth on Schedule A and take all such actions as are necessary to restore Rollover Stockholder to the position he or she was in with respect to ownership of the Shares prior to the Contribution Closing.

11.          Survival of Representations and Warranties. All representations and warranties of Rollover Stockholder or by or on behalf of Parent in connection with the transactions contemplated by this Agreement contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of Parent or Rollover Stockholder, and the issuance of the Parent Interests.

12.          Miscellaneous.

(a)          Validity. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term, provision, covenant or restriction is invalid, illegal, void, unenforceable or against regulatory policy, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(b)          Binding Effect and Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other party hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any purported assignment in violation of the provisions of this Agreement shall be null and void ab initio.

(c)          Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

(d)          Specific Performance; Injunctive Relief. The parties hereto acknowledge that each party shall be irreparably harmed and that there shall be no adequate remedy at Law for a violation of any of the covenants or agreements set forth herein by the other party. Therefore, it is agreed that, in the event that any covenant or agreement in this Agreement is not performed in accordance with its terms, each party hereto shall have the right to enforce such covenants and agreements pursuant to a temporary restraining order, specific performance, injunctive relief or by any other means available in equity, without the requirement of posting a bond or other security. Each party hereto further agrees that a party may only seek monetary remedies if the foregoing remedies are unavailable or are inadequate to remedy such violation or non-performance of any such covenant or agreement. The parties agree that under no circumstances shall any party hereto be permitted or entitled to receive a duplicative grant of specific performance and payment of monetary remedies. Subject to the provisions of this Section 12(d), all rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(e)          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail and receipt is confirmed, at the facsimile telephone number or email address specified in this Section 12(e), prior to 5:00 p.m., New York City time, on a Business Day, (ii) the first Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 12(e) (x) at or after 5:00 p.m., local time of the receiving party, on a Business Day or (y) on a day that is not a Business Day, (iii) when received, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required or permitted to be given. The address for such notices and communications (unless changed by the applicable party by like notice) shall be as follows:

If to Parent:

c/o TPG Capital, L.P.
301 Commerce Street, Suite 3300, Fort Worth, TX 76102, United States
Attention: Ronald Cami, Esq.
Telephone No.: +1(817) 871 4000
Facsimile No.: +1 (817) 471 4001

Email address: tpglegaldept@tpg.com

with copies (which shall not constitute notice or constructive notice) to:

Cleary Gottlieb Steen & Hamilton LLP

Twin Towers - West (23Fl), Jianguomenwai Da Jie

Chaoyang District

Beijing 100022, China

Attention: Ling Huang

Telephone No.: (86) 10 5920-1000
Facsimile No: (852) 2160-1087

Email address: lhuang@cgsh.com

and

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Victor Lewkow
Telephone No.: (212) 225-2000
Facsimile No: (212) 225-3999

Email address: vlewkow@cgsh.com

If to Rollover Stockholder, in accordance with the contact information set forth next to Rollover Stockholder’s name on Schedule A.

(f)          Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(g)          No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance nor shall any single or partial exercise of any such rights preclude any other or further exercise thereof.

(h)          No Third Party Beneficiaries. This Agreement is not intended to, and shall not, confer any rights or remedies upon any Person other than the parties hereto.

(i)          Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware that apply to agreements made and performed entirely within the State of Delaware, without regard to the conflicts of Laws provisions thereof or of any other jurisdiction.

(j)          Consent to Jurisdiction. The parties hereby agree that any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby shall be brought and determined in the Court of Chancery of the State of Delaware or, if exclusive jurisdiction over the matter is vested in the federal courts, any court of the United States located in the State of Delaware (and each party shall not bring any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts), and each party hereby irrevocably submits with regard to any such Proceeding for himself, herself or itself and in respect to his, her or its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Proceeding, (i) any claim that he, she or it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (ii) that he, she or it or his, her or its property is exempt or immune from jurisdiction of such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) that (x) such Proceeding in any such court is brought in an inconvenient forum, (y) the venue of such Proceeding is improper and (z) this Agreement, the transactions contemplated hereby or the subject matter hereof, may not be enforced in or by such courts.

(k)          Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT HE, SHE OR IT MAY HAVE

TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF ANY SUCH PROCEEDING, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(k).

(l)          Rules of Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(m)          Entire Agreement. This Agreement (together with the Merger Agreement and any other documents and instruments referred to herein or therein) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof.

(n)          Interpretation.

(i)          Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”.

(ii)         The article and section headings contained in this Agreement are for reference purposes only and shall not in any way affect or be deemed to affect the meaning or interpretation of this Agreement.

(iii)        Words describing the singular number shall be deemed to include the plural and vice versa, and words denoting any gender shall be deemed to include all genders.

(o)          Counterparts; Facsimile Transmission of Signatures. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when each party has received counterparts signed by the other party, it being understood and agreed that delivery of a signed counterpart of this Agreement by facsimile transmission or by email shall constitute valid and sufficient delivery thereof.

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IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.

HEALTHY HARMONY HOLDINGS, L.P.
By: Healthy Harmony GP, Inc., its general partner

By:
Name: Ronald Cami
Title: Vice President

[Signature Page to Rollover Agreement]

ROLLOVER STOCKHOLDER

By:
Name:

[Signature Page to Rollover Agreement]

EXHIBIT A

IRREVOCABLE PROXY

The undersigned stockholder (the “Stockholder”) of Chindex International, Inc., a Delaware corporation (the “Company”), hereby, as of __________________, 2014, irrevocably (to the fullest extent permitted by law) appoints Healthy Harmony Holdings, L.P., a Cayman Island limited partnership (“Parent”), acting through its authorized signatories (provided, that any such signatory is an Affiliate of Parent and is acting on its behalf), as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or equity securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below); provided, however, that such proxy and voting and related rights are expressly limited to the matters discussed in clauses (i) and (ii) in the fourth paragraph of this Irrevocable Proxy. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until the Expiration Date, provided, that the undersigned may grant subsequent proxies with respect to any matter other than those discussed in clauses (i) and (ii) in the fourth paragraph of this Irrevocable Proxy.

This Irrevocable Proxy is irrevocable to the fullest extent permitted by Section 212 of the DGCL, is coupled with an interest sufficient in law and is granted pursuant to that certain Rollover Agreement dated as of __________________, 2014 by and between Parent and the undersigned Stockholder (as may be amended, supplemented or otherwise modified from time to time, the “Rollover Agreement”). On April 18, 2014, Parent, Healthy Harmony Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company entered into an Amended and Restated Agreement and Plan of Merger, which was subsequently amended on August 6, 2014 (as it may be further amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) with the Company continuing as the surviving corporation of the Merger.

As used herein, the term “Expiration Date” shall mean the earliest to occur of (i) the Effective Time, (ii) the date and time the Merger Agreement is terminated in accordance with its terms and provisions, and (iii) the effectiveness of a mutual written agreement of the parties hereto to terminate this Proxy. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Rollover Agreement.

The attorney and proxy named above is hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting:

(i)          in favor of (A) the approval and adoption of the Merger Agreement (as it may be amended, supplemented or otherwise modified from time to time), the approval of the Merger and the other transactions contemplated by the Merger Agreement and any other matter that must be approved by the stockholders of the Company in order for the transactions contemplated by the Merger Agreement to be consummated and (B) any adjournment, recess, delay or postponement recommended by the Company (and not publicly opposed by Parent) with respect to any stockholder meeting with respect to the Merger Agreement and the Merger; and

(ii)         against any of the following actions and matters (other than those in furtherance of the Merger and the Merger Agreement): (A) any Alternative Proposal with respect to the Company, (B) any adjournment, recess, delay or postponement of any stockholder meeting with respect to the Merger Agreement and the Merger publicly opposed by Parent, or (C) any other action or matter that (1) would reasonably be expected to materially impede, interfere with, delay, postpone, discourage or adversely affect the timely consummation of the Merger or any other transactions contemplated by the Merger Agreement or (2) would reasonably be expected to result in a material breach of any covenant, representation or warranty, or any other obligation or agreement of the Company under the Merger Agreement.

The attorney and proxy named above may not exercise this Irrevocable Proxy on any other matter. The undersigned Stockholder may vote the Shares in his, her or its sole discretion on all other matters. For the avoidance of doubt, clauses (i) and (ii) in the fourth paragraph of this Irrevocable Proxy shall not apply to votes, if any, on the election or removal of directors as recommended by the Company Board (provided, that such recommendation is not in violation of the terms of the Merger Agreement).

Any obligation of the undersigned hereunder shall be binding upon the heirs, beneficiaries, executors, successors and permitted assigns of the undersigned.

This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

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IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy as of the date first above written.

STOCKHOLDER

By:

[Signature Page to Irrevocable Proxy]

SCHEDULE A

As of [●], 2014

Stockholder	Address/Facsimile	Residence	Common Stock Owned	Rollover Shares	Parent Interests
[●]	[●]	[●]	[●]	[●]	[●]